Exhibit 10.25a
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement (this “Amendment”), effective as of August 26, 2019, is made by and between Presidio, Inc. (the “Company”) and Elliot Brecher (the “Executive”).
WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of March 9, 2017 (the “Employment Agreement”);
WHEREAS, pursuant to Section 12(e) of the Employment Agreement, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment; and
WHEREAS, unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:
1.Section 4(c) of the Employment Agreement is hereby amended to insert the following sentence immediately following the last sentence of Section 4(c):

“For the avoidance of doubt, for purposes of calculating the amount of any severance payable to the Executive pursuant to Section 5, such amounts shall be determined without giving effect to any reduction in the Executive’s Base Salary that gives the Executive the right to resign with Good Reason.”

2.Section 5(a)(ii) of the Employment Agreement is hereby amended to insert the following parenthetical immediately following the phrase “termination of employment” and immediately prior to the phrase “(the “Severance Amount”)”:

“(or, if such termination of employment occurs during the two-year period following a Change in Control, an amount in cash equal to 2.0 multiplied by the Executive’s Base Salary in effect immediately prior to such termination of employment)”

3.Section 5(a)(ii) of the Employment Agreement is hereby amended to insert the following immediately following the phrase “an amount equal to” and immediately prior to the phrase “the Executive’s Target Annual Bonus”:

“2.0 multiplied by”

4.In Section 5(a)(iv) of the Employment Agreement, the following parenthetical is hereby inserted immediately following the phrase “Date of Termination” and immediately prior to the phrase “(such payment, the “Premium Payment”)”:

“(or, if such termination of employment occurs during the two-year period following a Change in Control, through the date that is 24 months following the Date of Termination)”

5.Except as expressly amended hereby, the Employment Agreement continues in full force and effect in accordance with its terms and the terms thereof shall govern this Amendment to the same extent as if fully set forth herein.

6.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. Each of the parties to this Amendment voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this Amendment, any of the agreements related to this Amendment or the Employment Agreement, or any of the transactions contemplated hereby or thereby.

7.This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE COMPANY:
PRESIDIO, INC.

____________________________
By:
Title:

EXECUTIVE:

____________________________
Elliot Brecher